Exhibit 23

Consent of Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 33-87234) on Form S-8 of First Bancshares, Inc. of our report dated October 13, 2010 relating to our audit of the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of First Bancshares, Inc. as of and for the year ended June 30, 2010.

 /s/McGladrey & Pullen, LLP

Kansas City, Missouri
October 13, 2010